Exhibit 99.1

FireEye Reports Financial Results for Second Quarter 2021

•Revenue from continuing operations increased 17 percent from the second quarter of 2020
•Annualized recurring revenue for continuing operations increased 19 percent from the end of the second quarter of 2020 to $244 million1
•Repurchased $68 million in common stock under Board-approved stock repurchase plan
MILPITAS, Calif. – August 5, 2021 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the second quarter ended June 30, 2021.
“The Mandiant Solutions business continued to deliver strong growth in revenue and annualized recurring revenue for the second quarter ended June 30, 2021,” said Kevin Mandia, FireEye Chief Executive Officer.
“With the elevated threat environment, organizations are increasingly turning to Mandiant to proactively assess whether they are prepared and protected before a breach occurs,” added Mandia. "The Mandiant Advantage platform enables customers to continuously improve their cybersecurity effectiveness through ongoing validation and security automation.”
On June 2, 2021, the company announced the sale of the FireEye Products business to a consortium led by Symphony Technology Group (“STG”) in exchange for a total cash consideration of $1.2 billion and assumption of certain liabilities. The transaction is currently expected to close by the end of the fourth quarter of 2021, subject to customary regulatory approvals and closing conditions. As a result, financial results for the FireEye Products business were classified as discontinued operations in the condensed consolidated statements of operations and excluded from continuing operations. Results of discontinued operations include all revenue and expenses directly attributable to the FireEye Products business, and exclude expenses for shared resources and general corporate overhead.

Second Quarter 2021 Financial Highlights for Continuing Operations
•Revenue of $114 million, an increase of 17 percent from the second quarter of 2020
•Annualized recurring revenue of $244 million, an increase of 19 percent from the end of the second quarter of 20201
•Deferred revenue of $297 million, an increase of 22 percent from the end of the second quarter of 2020
•GAAP operating margin of negative 74 percent, compared to GAAP operating margin of negative 79 percent in the second quarter of 2020
•Non-GAAP operating margin of negative 26 percent, compared to non-GAAP operating margin of negative 28 percent in the second quarter of 20202
•GAAP net loss per basic share attributable to common stockholders of 44 cents, compared to GAAP net loss per basic share attributable to common stockholders of 41 cents in the second quarter of 2020
•Non-GAAP net loss per basic share attributable to common stockholders of 14 cents, compared to non-GAAP net loss per basic share attributable to common stockholders of 13 cents in the second quarter of 20202
•GAAP and non-GAAP operating margin and net loss per basic share included approximately $15 million in costs from shared resources to support the FireEye Products business and an estimated $3 million in corporate overhead and shared program expenses that would have been allocated to the FireEye Products business under separate reporting for the combined company3

Second Quarter 2021 Financial Highlights for Combined Continuing and Discontinued Operations
•Revenue of $248 million, an increase of 8 percent from the second quarter of 2020
•GAAP operating margin of negative 20 percent, compared to GAAP operating margin of negative 17 percent in the second quarter of 2020
•Non-GAAP operating margin of 10 percent, compared to non-GAAP operating margin of 10 percent in the second quarter of 20202
•GAAP net loss per basic share attributable to common stockholders of 29 cents, compared to GAAP net loss per basic share attributable to common stockholders of 24 cents in the second quarter of 2020
•Non-GAAP net income per basic share attributable to common stockholders of $0.09, compared to non-GAAP net income per basic share attributable to common stockholders of $0.09 in the second quarter of 20202
•Net cash flow provided by operating activities of $23 million, an increase of 60 percent from the second quarter of 2020

1 Annualized recurring revenue is defined as the annualized run-rate of active term licenses, subscriptions, and support contracts at the end of a reporting period.
2 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”
3 Costs for shared resources incurred prior to the completion of the divestiture of the FireEye Products business are included in the GAAP and non-GAAP operating expenses of continuing operations. We anticipate the majority of operating costs to support the FireEye Products business that are incurred after the divestiture is completed will be reimbursed under a Transition Services Agreement with STG. After the divestiture, these costs, net of reimbursement, if any, will be included in other income and expense.
Third Quarter Outlook for Continuing Operations
The company provides the guidance below for continuing operations based on current market conditions and expectations. The company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the sale of the FireEye Products business announced on June 2, 2021.

Q3 2021 Outlook
Revenue	$118 - $122 million
Non-GAAP gross margin	58% - 59%
Non-GAAP operating margin	(27)% - (29)%
Net interest expense	~ $2.5 million
Provision for non-GAAP income taxes	~ $1 million
Weighted average basic shares outstanding	~ 240 million
Non-GAAP net loss per share from continuing operations attributable to common stockholders, basic and diluted	$(0.16) - $(0.14)
Non-GAAP net income per share from discontinued operations attributable to common stockholders, basic and diluted	$0.19 - $0.21
Non-GAAP net income per share attributable to common stockholders, basic and diluted	$0.05 - $0.07

The outlook for third quarter non-GAAP operating margin and non-GAAP net income (loss) per basic share from continuing operations includes an estimated $14 million to $16 million in costs to support the FireEye Products business and an estimated $3 million in corporate overhead and shared program expenses that would have been allocated to the FireEye Products business under separate accounting for the combined company.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, discrete tax provision (benefit), dividends on Series A convertible preferred stock, accretion of Series A convertible preferred stock, transformation and transition expense, other special non-recurring items, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive. A reconciliation of non-GAAP guidance measures to the most directly comparable GAAP financial measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense in the third quarter of 2021 will have a significant impact on the company’s GAAP operating margin and net loss per share attributable to common stockholders. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the most directly comparable GAAP financial measures for future periods is not available without unreasonable effort.

Third Quarter 2021 Conference Participation and Investor Events
FireEye also today announced conference participation and investor events for the third quarter of 2021:

Date	Presentation Time (PDT)	Conference/Event
August 11, 2021	10:20 a.m. - 10:50 a.m.	KeyBanc Virtual Technology Leadership Forum
August 12, 2021	10:00 a.m. - 10:45 a.m.	FireEye August Threat Briefing for Investors and Financial Analysts
August 24, 2021	12:00 p.m. - 12:45 p.m.	BMO Technology Summit
September 9, 2021	10:00 a.m. - 10:45 a.m.	FireEye September Threat Briefing for Investors and Financial Analysts
September 13, 2021	TBD	Piper Sandler Global Technology Conference
The above presentations will be webcast. Links to live and archived audio webcasts for these events will be available on the Investor Relations section of the company’s website at https://investors.fireeye.com.
Conference Call Information
FireEye will host a conference call today, August 5, 2021 at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its second quarter financial results and the company’s outlook for the third quarter continuing operations. Interested parties may access the conference call by dialing 800-708-4539 (domestic) or 847-619-6396 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company's website at https://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the third quarter, including revenue, non-GAAP gross margin, non-GAAP operating margin, net interest expense, provision for non-GAAP income taxes, weighted average basic shares outstanding, non-GAAP net loss per share from continuing operations attributable to common stockholders, non-GAAP net income per share from discontinued operations attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders in the section entitled “Third Quarter Outlook for Continuing Operations” above, as well as statements regarding plans and opportunities, including the announced sale of the FireEye Products business.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include failure to satisfy any of the conditions to the completion of the proposed transaction with STG; the occurrence of any event, change or other circumstance that could give rise to the termination of the Asset Purchase Agreement with STG; the effect of the sale of the FireEye assets on the company’s retained businesses and products; retention of existing executive leadership team members; difficulties in improving go forward execution and product development during transitions; the ability of FireEye to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of FireEye to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; FireEye’s sales pipeline and business strategy; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance; whether and when FireEye further executes on its stock repurchase program; customer demand and adoption of FireEye’s products, solutions and services; real or perceived defects, errors or vulnerabilities in FireEye's products, solutions or services; any delay in the release of FireEye's new products, solutions or services; the impact of the COVID-19 pandemic on FireEye's business, results of operations, liquidity and capital resources; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products, solutions and services to meet those needs; FireEye’s ability to hire and retain key executives and employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on April 30, 2021, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP financial measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP gross margin. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue.
Non-GAAP operating income (loss) from continuing operations and non-GAAP operating margin from continuing operations. FireEye defines non-GAAP operating income (loss) from continuing operations as operating income (loss) from continuing operations excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, transformation and transition expense, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income (loss) divided by total revenue.
Non-GAAP operating income (loss) from combined continuing and discontinued operations and non-GAAP operating margin from combined continuing and discontinued operations. FireEye defines non-GAAP operating income (loss) from combined continuing and discontinued operations as operating income (loss) from continuing operations plus operating income from discontinued operations, excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, transformation and transition expense, and other special or non-recurring items. FireEye defines non-GAAP operating margin from combined continuing and discontinued operations as non-GAAP operating income (loss) from continuing operations plus non-GAAP operating income from discontinued operations, divided by revenue from continuing operations plus revenue from discontinued operations.
Non-GAAP net loss from continuing operations attributable to common stockholders. FireEye defines non-GAAP net loss from continuing operations attributable to common stockholders as net loss from continuing operations excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, transformation and transition expense, and other special or non-recurring items.
Non-GAAP net income (loss) attributable to common stockholders. FireEye defines non-GAAP net income (loss) attributable to common stockholders as net income (loss) from continuing operations plus net income (loss) from discontinued operations, excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, transformation and transition expense, non-cash interest expense related to the company’s convertible senior notes, discrete tax provision (benefit), dividends on Series A convertible preferred stock, accretion of Series A convertible preferred stock, and other special or non-recurring items.
Non-GAAP net income (loss) per basic share from continuing operations attributable to common stockholders. FireEye defines non-GAAP net loss per basic share from continuing operations attributable to common stockholders as non-GAAP net loss from continuing operations attributable to common stockholders divided by weighted average basic shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive.

Non-GAAP net income (loss) per basic share attributable to common stockholders. FireEye defines non-GAAP net income per basic share attributable to common stockholders as non-GAAP net loss from continuing operations attributable to common stockholders plus non-GAAP net income from discontinued operations, divided by weighted average basic shares outstanding. Weighted average basic shares used to calculate non-GAAP net income per basic share attributable to common stockholders excludes stock options, restricted stock units, performance stock units, shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that are anti-dilutive.
Non-GAAP net income attributable to common stockholders and non-GAAP net income per basic share attributable to common stockholders in the second quarter of 2021 excluded stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, restructuring charges, transformation and transition expense, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and dividends on Series A convertible preferred stock. Weighted average basic shares outstanding used to calculate non-GAAP net income per basic share attributable to common stockholders excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes and Series A convertible preferred shares that were anti-dilutive.
Non-GAAP net income attributable to common stockholders and non-GAAP net income per basic share attributable to common stockholders in the second quarter of 2020 excluded stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, restructuring charges, and non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018. Weighted average basic shares outstanding used to calculate non-GAAP net income per basic share attributable to common stockholders excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that were anti-dilutive.
FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, restructuring charges, transformation and transition expense, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, dividends on Series A convertible preferred stock, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation is an important part of FireEye employees' overall compensation and has been, and will continue to be for the foreseeable future, a significant recurring expense in the company's business. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also amortization of stock-based compensation expense capitalized in software development costs, non-recurring or non-operating items such as amortization of intangible assets, acquisition related expenses, restructuring charges, non-cash interest expense related to the company’s convertible senior notes, and dividends on Series A convertible preferred stock, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting. With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 10,100 customers across 103 countries, including more than 50 percent of the Forbes Global 2000.
© 2021 FireEye, Inc. All rights reserved. FireEye and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.
Media inquiries:
Media.Relations@fireeye.com
Investor inquiries:
Investor.Relations@fireeye.com
Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$387,310	$676,454
Short-term investments	866,301	624,824
Accounts receivable, net	77,257	94,339
Inventories	—	—
Prepaid expenses and other current assets	40,634	39,912
Current assets held for sale	$500,688	$126,715
Total current assets	1,872,190	1,562,244
Property and equipment, net	65,886	64,336
Operating lease right-of-use assets, net	36,096	36,728
Goodwill	1,050,924	1,050,962
Intangible assets, net	98,447	120,555
Deposits and other long-term assets	18,390	18,084
Long-term assets held for sale	$—	$392,974
Total Assets	$3,141,933	$3,245,883

Liabilities, Convertible preferred stock and Stockholders' equity
Current Liabilities:
Accounts payable	$9,375	$4,027
Operating lease liabilities, current	12,157	14,556
Accrued and other current liabilities	19,564	19,730
Accrued compensation	65,226	78,842
Convertible senior notes, current, net	440,497	—
Deferred revenue, current	235,960	226,356
Current liabilities held for sale	$637,669	$410,233
Total current liabilities	1,420,448	753,744
Convertible senior notes, non-current, net	543,306	960,896
Deferred revenue, non-current	61,366	57,897
Operating lease liabilities, non-current	56,624	41,802
Other long-term liabilities	4,587	12,339
Long-term liabilities held for sale	$—	$285,251
Total liabilities	2,086,331	2,111,929
Commitments and contingencies:
Series A convertible preferred stock	410,125	401,050
Stockholders' equity:
Common stock	24	24
Additional paid-in capital	3,653,574	3,623,243
Treasury stock	(80,000)	(80,000)
Accumulated other comprehensive income	1,419	3,834
Accumulated deficit	(2,929,540)	(2,814,197)
Total stockholders’ equity	645,477	732,904
Total Liabilities, Convertible preferred stock and Stockholders' equity	$3,141,933	$3,245,883

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Platform, cloud subscription and managed services	$51,936	$48,051	$107,935	$93,353
Professional services	61,974	49,179	120,663	96,031
Total revenue	113,910	97,230	228,598	189,384
Cost of revenue: (1)(2)(3)
Platform, cloud subscription and managed services	28,243	26,497	54,856	52,357
Professional services	35,282	27,049	67,754	55,841
Total cost of revenue	63,525	53,546	122,610	108,198
Total gross profit	50,385	43,684	105,988	81,186
Operating expenses:
Research and development (1)(2)(3)	40,930	28,665	82,835	57,743
Sales and marketing (1)(2)	63,018	52,840	124,231	111,586
General and administrative (1)	29,020	26,349	54,371	54,857
Restructuring charges (4)	1,927	12,558	1,927	18,775
Total operating expenses	134,895	120,412	263,364	242,961
Operating loss	(84,510)	(76,728)	(157,376)	(161,775)
Other expense, net (5)	(13,868)	(12,612)	(26,277)	(25,022)
Loss before income taxes from continuing operations before income taxes	(98,378)	(89,340)	(183,653)	(186,797)
Provision for income taxes (6)	763	656	1,943	1,006
Loss from continuing operations	$(99,141)	$(89,996)	$(185,596)	$(187,803)
Net income from discontinued operations, net of income taxes	34,445	36,721	70,254	58,222
Net loss	$(64,696)	$(53,275)	$(115,342)	$(129,581)
Dividend on series A convertible preferred stock (7)	(4,563)	—	(9,075)	—
Accretion of series A convertible preferred stock (8)	—	—	(82)	—
Net loss attributable to common stockholders	$(69,259)	$(53,275)	$(124,499)	$(129,581)
Net loss per share attributable to common stockholders, basic and diluted:
Continuing operations	$(0.44)	$(0.41)	$(0.83)	$(0.86)
Discontinued operations	0.15	0.17	0.30	0.27
Net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(0.24)	$(0.53)	$(0.59)
Weighted average shares used in computing net loss per share, basic and diluted	237,279	221,352	236,016	219,570

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(185,596)	$(187,803)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	46,648	37,684
Stock-based compensation	72,173	52,802
Non-cash interest expense related to convertible senior notes	22,907	24,367
Deferred income taxes	(114)	154
Other	20	1,166
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	17,294	25,910
Prepaid expenses and other assets	6,323	5,089
Accounts payable	4,331	(6,203)
Accrued liabilities	(1,540)	(5,046)
Accrued compensation	(13,616)	14,245
Deferred revenue	13,072	(29,157)
Other long-term liabilities	(4,917)	(5,701)
Net cash used in operating activities - continuing operations	(23,015)	(72,493)
Net cash provided by operating activities - discontinued operations	67,317	62,727
Net cash provided by (used in) operating activities	44,302	(9,766)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(13,497)	(14,037)
Purchases of short-term investments	(512,642)	(106,631)
Proceeds from maturities of short-term investments	264,160	277,749
Proceeds from sales of short-term investments	—	28,208
Business acquisitions, net of cash acquired	50	(6,284)
Purchase of investment in privately held company	—	(1,000)
Lease deposits	725	34
Net cash provided by (used in) investing activities - continuing operations	(261,204)	178,039
Net cash used in investing activities - discontinued operations	(10,039)	(10,130)
Net cash used in investing activities	(271,243)	167,909
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of convertible senior notes	—	(96,392)
Share repurchases	(68,334)	$—
Accretion of series A convertible preferred stock	(9,073)	—
Series A convertible preferred stock	8,993	—
Payment related to shares withheld for taxes	(9,724)	(8,039)
Proceeds from employee stock purchase plan	12,335	12,300
Proceeds from exercise of equity awards	3,600	3,731
Net cash used in financing activities	(62,203)	(88,400)
Net change in cash and cash equivalents	(289,144)	69,743
Cash and cash equivalents, beginning of period	676,454	334,603
Cash and cash equivalents, end of period	$387,310	$404,346

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP operating loss	$(84,510)	$(76,728)	$(157,376)	$(161,774)
Stock-based compensation expense (1)	38,742	26,650	72,143	52,508
Amortization of stock-based compensation capitalized in software development costs (3)	459	421	993	785
Amortization of intangible assets (2)	10,998	10,025	22,108	20,395
Transformation and transition expense (9)	3,190	—	3,190	—
Restructuring charges (4)	1,927	12,558	1,927	18,775
Non-GAAP operating income (loss)	$(29,194)	$(27,074)	$(57,015)	$(69,311)
GAAP gross margin	44%	45%	46%	43%
Stock-based compensation expense (1)	9%	7%	8%	7%
Amortization of intangible assets (2)	6%	6%	6%	6%
Non-GAAP gross margin	59%	58%	60%	56%
GAAP operating margin	(74)%	(79)%	(69)%	(85)%
Stock-based compensation expense (1)	33%	28%	32%	27%
Amortization of stock-based compensation capitalized in software development costs (3)	—%	—%	—%	—%
Amortization of intangible assets (2)	10%	10%	10%	11%
Transformation and transition expense (9)	3%	—%	1%	—%
Restructuring charges (4)	2%	13%	1%	10%
Non-GAAP operating margin	(26)%	(28)%	(25)%	(37)%
GAAP net loss attributable to common stockholders	$(69,259)	$(53,275)	$(124,499)	$(129,581)
Continuing operations:
Stock-based compensation expense (1)	38,742	26,650	72,143	52,508
Amortization of stock-based compensation capitalized in software development costs (3)	459	421	993	785
Amortization of intangible assets (2)	10,998	10,025	22,108	20,395
Restructuring charges (4)	1,927	12,558	1,927	18,775
Non-cash interest expense related to convertible senior notes (5)	11,523	12,002	22,907	24,367
Adjustment to provision (benefit) from income taxes (6)	—	—	200	(315)
Dividend on series A convertible preferred stock (7)	4,563	—	9,075	—
Accretion of series A convertible preferred stock (8)	—	—	82	—
Transformation and transition expense (9)	3,190	—	3,190	—
Discontinued operations:
Non-GAAP adjustments for discontinued operations (10)	19,980	11,905	36,279	29,234
Non-GAAP net income attributable to common stockholders	$22,123	$20,286	$44,405	$16,168
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(0.24)	$(0.53)	$(0.59)
Continuing operations:
Stock-based compensation expense (1)	0.16	0.12	0.32	0.24
Amortization of stock-based compensation capitalized in software development costs (3)	—	—	—	—
Amortization of intangible assets (2)	0.05	0.05	0.09	0.09

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Restructuring charges (4)	0.01	0.06	0.01	0.09
Non-cash interest expense related to convertible senior notes (5)	0.05	0.05	0.10	0.11
Adjustment to provision (benefit) from income taxes (6)	—	—	—	—
Dividend on series A convertible preferred stock (7)	0.02	—	0.04	—
Accretion of series A convertible preferred stock (8)	—	—	—	—
Transformation and transition expense (9)	0.01	—	0.01	—
Discontinued operations:
Non-GAAP adjustments for discontinued operations (10)	0.08	0.05	0.15	0.13
Non-GAAP net income per share attributable to common stockholders, basic and diluted	$0.09	$0.09	$0.19	$0.07
Weighted average shares used in per share calculation for Non-GAAP, basic and diluted	237,279	221,352	236,016	219,570

(1) Includes stock-based compensation expense as follows:
Cost of platform, cloud subscription and managed services revenue	$3,487	$2,486	$6,301	$4,865
Cost of professional services revenue	6,135	4,171	11,321	7,748
Research and development expense	9,320	4,850	17,743	10,366
Sales and marketing expense	11,539	8,162	21,429	17,043
General and administrative expense	8,261	6,981	15,349	12,486
Total stock-based compensation expense	$38,742	$26,650	$72,143	$52,508

(2) Includes amortization of intangible assets as follows:
Cost of platform, cloud subscription and managed services revenue	$7,025	$6,313	$14,137	$12,971
Sales and marketing expense	3,973	3,712	7,971	7,424
Total amortization of intangible assets	$10,998	$10,025	$22,108	$20,395

(3) Includes amortization of stock-based compensation capitalized in software development costs as follows:
Research and development expense	459	421	993	785

(4) Includes restructuring charges as follows:
Restructuring charges	$1,927	$12,558	$1,927	$18,775

(5) Includes non-cash interest expense related to convertible senior notes as follows:
Other income, net	$11,523	$12,002	$22,907	$24,367

(6) Includes income tax effect of non-GAAP adjustments as follows:
Adjustment to provision (benefit) from income taxes	$—	$—	$200	$(315)

(7) Dividend on series A convertible preferred stock	$4,563	$—	$9,075	$—

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
(8) Accretion of series A convertible preferred stock	$—	$—	$82	$—

(9) Transformation and transition expense	$3,190	$—	$3,190	$—

(10) Includes non-GAAP adjustments for discontinued operations as follows:
Stock-based compensation expense	$13,485	$10,102	$25,851	$20,422
Amortization of intangibles	486	1,220	1,221	2,809
Amortization of stock-based compensation capitalized in software development costs	543	583	1,081	1,246
Restructuring charges	—	—	—	4,757
Divestiture related costs	5,466	—	8,126	—
	$19,980	$11,905	$36,279	$29,234

FireEye, Inc.
SUMMARY OF CONTINUING OPERATIONS, DISCONTINUED OPERATIONS, AND COMBINED OPERATIONS
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30, 2021
	Continuing	Discontinued	Combined

Revenue	$113,910	$134,045	$247,955
Cost of revenue	63,525	28,001	91,527
Total gross profit	$50,385	$106,044	$156,429

Research and development	$40,930	$28,665	$69,595
Sales and marketing	63,018	36,886	99,904
General and administrative	29,020	5,466	34,486
Restructuring charges	1,927	—	1,927
GAAP operating income (loss)	$(84,510)	$35,027	$(49,483)
Non-GAAP adjustments	55,316	19,980	75,296
Non-GAAP operating income (loss)	$(29,194)	$55,007	$25,813

Other income and expense, provision for income tax & dividends on series A convertible preferred stock	$(19,194)	$(582)	$(19,776)
Net loss attributable to common stockholders	$(103,704)	$34,445	$(69,259)

GAAP operating margin	(74)%	26%	(20)%
Non-GAAP adjustments related to operating income (loss)	48%	15%	30%
Non-GAAP operating margin	(26)%	41%	10%

Non-GAAP Adjustments:
Stock-based compensation expense	$38,743	$13,485	$52,228
Amortization of intangible assets	10,997	486	11,483
Amortization of stock-based compensation capitalized in software development costs	459	543	1,002
Restructuring charges	1,927	—	1,927
Divestiture related costs	—	5,466	5,466
Transformation and transition expense	3,190	—	3,190
Non-GAAP adjustments related to operating income (loss)	$55,316	$19,980	$75,296

Non-cash interest expense related to convertible senior notes	$11,523	$—	$11,523
Dividend on series A convertible preferred stock	4,563	—	4,563
Accretion of series A convertible preferred stock	—	—	—
Non-GAAP adjustments below operating income (loss)	$16,085	$—	$16,085
Total non-GAAP adjustments	$71,402	$19,980	$91,382

GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.44)	$0.15	$(0.29)

Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.14)	$0.23	$0.09
Weighted average shares used in per share calculation for non-GAAP, basic and diluted	237,279	237,279	237,279

	Three Months Ended June 30, 2020
	Continuing	Discontinued	Combined

Revenue	$97,230	$132,671	$229,901
Cost of revenue	53,546	29,947	83,493
Total gross profit	$43,684	$102,724	$146,408

Research and development	$28,665	$29,260	$57,925
Sales and marketing	52,840	36,306	89,146
General and administrative	26,349	—	26,349
Restructuring charges	12,558	—	12,558
GAAP operating income (loss)	$(76,728)	$37,158	$(39,570)
Non-GAAP adjustments	49,654	11,905	61,559
Non-GAAP operating income (loss)	$(27,073)	$49,062	$21,989

Other income and expense, provision for income tax & dividends on series A convertible preferred stock	$(13,269)	$(437)	$(13,706)
Net loss attributable to common stockholders	$(89,996)	$36,720	$(53,276)

GAAP operating margin	(79)%	28%	(17)%
Non-GAAP adjustments related to operating income (loss)	51%	9%	27%
Non-GAAP operating margin	(28)%	37%	10%

Non-GAAP Adjustments:
Stock-based compensation expense	$26,650	$10,102	$36,752
Amortization of intangible assets	10,025	1,220	11,245
Amortization of stock-based compensation capitalized in software development costs	421	583	1,004
Restructuring charges	12,558	—	12,558
Divestiture related costs	—	—	—
Transformation and transition expense	—	—	—
Non-GAAP adjustments related to operating income (loss)	$49,654	$11,905	$61,559

Non-cash interest expense related to convertible senior notes	$12,002	$—	$12,002
Dividend on series A convertible preferred stock	—	—	—
Accretion of series A convertible preferred stock	—	—	—
Non-GAAP adjustments below operating income (loss)	$12,002	$—	$12,002
Total non-GAAP adjustments	$61,656	$11,905	$73,561

	Three Months Ended June 30, 2020
	Continuing	Discontinued	Combined
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.41)	$0.17	$(0.24)
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.13)	$0.22	$0.09
Weighted average shares used in per share calculation for non-GAAP, basic and diluted	221,352	221,352	221,352